EXHIBIT 3.72
STATE OF VERMONT
OFFICE OF SECRETARY OF STATE
     I, Deborah L. Markowitz, Secretary of State of the State of Vermont, do hereby certify that attached is a true copy of the
ARTICLES OF INCORPORATION
for
AUTONATION INSURANCE COMPANY, INC.
August 14, 2001
Given under my hand and the seal
of the State of Vermont, at
Montpelier, the State Capital
Deborah L. Markowitz
Secretary of State
NOTARY PUBLIC

ARTICLES OF INCORPORATION
of
AUTONATION INSURANCE COMPANY, INC.
     The undersigned incorporators, in order to form an insurance corporation under the insurance laws and the Business Corporation Act of the State of Vermont, certify as follows:
ARTICLE I
Name
     The name of the corporation is AutoNation Insurance Company, Inc., (hereinafter referred to as the “Corporation”).
ARTICLE II
Registered Office and Agent
     The registered office of the Corporation is located at 148 College Street, Burlington, Vermont 05401, and the registered agent at such address is CT Corporation System.
ARTICLE III
Purposes
     The purposes of the Corporation are to engage in the business of insuring and reinsuring various types of risk and to carry on and conduct any other lawful business or activity permitted insurance companies under Vermont law.
ARTICLE IV
Authorized Shares
     The Corporation shall be a stock company, and shall be authorized to issue 100,000 shares of common stock at a par value of $1.00 per share. The shares of common stock shall together have unlimited voting rights and shall together be entitled to receive the net assets of the Corporation upon dissolution.
ARTICLE V
Directors
     The initial Board of Directors shall consist of four (4) persons, and the names and mailing addresses of the members of the initial Board of Directors are:

Layne N. Lott	Kathleen W. Hyle
2708 NE 35th Street	1 Chippewa Lane
Ft. Lauderdale, FL 33306	Sea Ranch Lakes, FL 33308

Philip A. Troskey	Guy F. Ragosta
6821 West Cypress Head Drive	17 Vale Drive
Parkland, FL 33067	Essex Jct., VT 05452
ARTICLE VI
Liability of Directors
     A Director of the Corporation shall have no liability to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, solely as a Director, based on a failure to discharge such Director’s duties in accordance with Section 8.30 of Title 11A of the Vermont Statutes Annotated, except liability for (a) the amount of a financial benefit received by the Director to which the Director is not entitled; (b) an intentional or reckless infliction of harm by the Director on the Corporation or the Shareholder; (c) the Director’s violation of Section 8.33 of Title 11A of the Vermont Statutes Annotated, or (d) an intentional or reckless criminal act by the Director.
ARTICLE VII
Action By Majority of Shareholders In Lieu of Meeting
     Any action required or permitted to be taken at a meeting of the shareholders may be. taken without a meeting if each shareholder is given prior written notice of the action proposed to be taken and the action is then consented to by the holders of at least a majority of all the shares entitled to vote on the action. Each such action must be evidenced by one or more written consents describing the action taken and signed by the shareholders consenting to the action. Such written consents shall be included in the minutes and filed with the corporate records, and shall have the same effect as a vote taken at a meeting. Notice shall be given promptly to all shareholders entitled to vote on any such action if the vote was less than unanimous.
ARTICLE VIII
Incorporators
     The names and mailing addresses of the incorporators are:
     Jeffrey P. Johnson, P.O. Box 1309, Montpelier, VT 05601-1309
     James E. Clemons, P.O. Box 1309, Montpelier, VT 05601-1309
     James F. Feehan, P.O. Box 1309, Montpelier, VT 05601-1309

2

Dated at Montpelier, Vermont, this 22nd day of March, 1999.

Jeffrey P. Johnson -- Incorporator

James E. Clemons -- Incorporator

James F. Feehan -- Incorporator

3

PRIMMER & PIPER LETTERHEAD
March 23, 1999
Secretary of State
Corporations Division
81 River Street, Heritage Building
109 State Street
Montpelier, VT 05602 Attention: Judith
Dear Judith:
I am writing to confirm that AutoNation Insurance Company, Inc. would be an affiliated company with AutoNation Financial Services Corp. Since both companies are in the same corporate family, it is my understanding that AutoNation Insurance Company, Inc. is an acceptable name for the new entity. If you have any questions, please give me a call. Thank you for your assistance.
Very truly yours,
Jeffrey P. Johnson
cc: Guy Ragosta

STATE OF VERMONT
Department of Banking, Insurance
Securities and Health Care Administration LETTERHEAD

X
AutoNation Insurance Company, Inc.	X
	X	CERTIFICATE OF GENERAL GOOD
(a proposed corporation)	X
X
     WHEREAS, the Commissioner of Banking, Insurance, Securities and Health Care Administration (hereafter “the Commissioner’) received a Petition pursuant to 8 V.S.A., Section 6006(d) from the above-captioned proposed corporation, to issue thereto a Certificate of General Good; and
     WHEREAS, the Commissioner has considered the facts and circumstances surrounding this Petition, including; the character, reputation, financial standing and purposes of the proposed incorporators; the character, reputation, financial responsibility, insurance experience and business qualifications of the proposed officers and directors; and all other facts that the Commissioner has deemed advisable in her review of the Petition;
     NOW THEREFORE, pursuant to the provisions of 8 V.S.A. Section 6006 and based upon the Commissioner’s review and consideration of the facts and circumstances surrounding the Petition, all of which are herein incorporated by reference, the Commissioner does hereby find that the proposed corporation, AutoNation Insurance Company, Inc., will promote the general good of the State of Vermont and does issue this Certificate of General Good as evidence thereof

IN WITNESS HEREOF, I have set my hand and official seal of the Department of Banking, Insurance, Securities and Health Care Administration this 22nd day of March, 1999.

ELIZABETH R. COSTLE
COMMISSIONER

STATE OF VERMONT
OFFICE OF SECRETARY OF STATE
Certificate of Amendment
I, Deborah L. Markowitz, Secretary of State of the State of Vermont, do hereby certify that the attached is a true copy of the
Articles of Amendment
for
AUTONATION INSURANCE COMPANY, INC.
changing company name to
AUTONATION VERMONT, INC.
As filed in this department effective February 28, 2005.
February 23, 2005
Given under my hand and the seal
of the State of Vermont, at
Montpelier, the State Capital
Deborah L. Markowitz
Secretary of State
NOTARY PUBLIC

VERMONT SECRETARY OF STATE
81 River Street
Montpelier, VT 056094104
ARTICLES OF AMENDMENT
Current NAME of corporation:
AutoNation Insurance Company, Inc.
The text and date of each amendment adopted:
Amended and Restated Articles of Incorporation were proposed by the Board of Directors by unanimous written consent dated February 18, 2005, and approved by the Sole Shareholder by written consent dated February 18, 2005, to effect the removal of insurance-related business and activities from the Corporation’s permitted purposes and to change the corporate name to AutoNation Vermont, Inc. The text of the Amended and Restated Articles is attached hereto as Exhibit A.
If the amendment provides for an exchange, reclassification, or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.
N/A
If the amendment was adopted by the incorporators or board of directors, without shareholder action, make a statement to that effect and that shareholder action was not required.
N/A
If the amendment was approved by shareholders:
(A) the designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and number of votes of each voting group represented at the meeting.
On the date on which the amendment was approved by the Sole Shareholder, there were a total of 100,000 shares of common stock outstanding, all of which were entitled to vote on the amendment.

(B) either the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment or the total number of undisputed votes cast for the amendment by each voting group and a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.
All 100,000 shares of common stock outstanding voted for the amendment, 0 shares of common stock voted against the amendment.
These Amended and Restated Articles of Incorporation shall become effective on:
February 28, 2005.
Signature ____________________, Title President
Date ____________________
$25,00 FEE MUST BE ATTACHED.
THIS APPLICATION MUST BE TYPEWRITTEN OR PRINTED AND MUST BE FILED IN DUPLICATE.

OFFICE OF SECRETARY OF STATE FILED ______________________________
/s/

fee of $ _______ has been paid.